Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-105133 of TXU Corp. on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of the TXU Thrift Plan for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
June 29, 2007